UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure

Intersections Inc. and Capital One Bank and Capital One Services, Inc. (collectively, “Capital One”) have entered into an Amended and Restated Marketing and Services Agreement, dated as of April 20, 2007. This Agreement amends and restates the terms and conditions of the Marketing and Services Agreement, dated as of September 1, 2004, as amended and supplemented to date, between the parties.

Under the Agreement, the Company’s products and services will continue to be offered to Capital One’s customers and others. The amendment modifies certain service delivery and pricing terms on existing products and services, and provides for the marketing of new products and services, in connection with a strategy of making an increasingly robust set of offerings available to customers.

The Agreement has a one-year term, with automatic renewals for successive one-year terms. Either party may terminate the Agreement, or any program thereunder, at any time upon at least 270 days’ prior notice to the other party. The Agreement is also terminable by either party upon breach by the other party or upon the occurrence of a change of control of the other party.

The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 10.1	Description Amended and Restated Marketing and Services Agreement, dated as of April 20, 2007 between Intersections Inc. and Capital One Bank and Capital One Services, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April ___, 2007

INTERSECTIONS INC. By: /s/ Madalyn Behneman Name: Madalyn Behneman Title: Principal Financial Officer

EXHIBIT INDEX

Exhibit No. 10.1	Description Amended and Restated Marketing and Services Agreement, dated as of April 20, 2007 between Intersections Inc. and Capital One Bank and Capital One Services, Inc.